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LBB & ASSOCIATES LTD., LLP • • • CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 4, 2009 in this Registration Statement on Form S-1 of VIM Beverage, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
December 21, 2009

2500 WILCREST DRIVE, SUITE 150 • HOUSTON, TEXAS 77042 • TEL: (713) 877-9944 • FAX: (713) 979-1735